Exhibit 99.1

BreitBurn Energy Partners L.P. Announces Pricing of Public Offering of 4,300,000 Units

LOS ANGELES, February 8, 2011 — BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today the pricing of its public offering of 4,300,000 common units representing limited partner interests at a price to the public of $21.25 per unit. The offering was increased from the previously announced 4,000,000 common units to 4,300,000 common units. The Partnership has granted to the underwriters a 30-day option to purchase up to an additional 645,000 common units from the Partnership. The offering is expected to close on February 11, 2011, subject to customary closing conditions.

The Partnership expects to receive net proceeds of approximately $87 million (or approximately $100 million if the underwriters exercise their option to purchase an additional 645,000 common units) from the offering and intends to use the proceeds to repay indebtedness outstanding under its existing revolving credit facility.

Citi, Wells Fargo Securities, RBC Capital Markets and Barclays Capital acted as joint book-running managers of the offering. The offering is being made by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from:

Citi

Attention: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

Phone: (800) 831-9146

batprospectusdept@citi.com

Wells Fargo Securities

375 Park Avenue

New York, New York 10152

Attention: Equity Syndicate

Phone: (800) 326-5897

cmclientsupport@wellsfargo.com

RBC Capital Markets

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Attention: Equity Syndicate

Phone: (877) 822-4089

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (888) 603-5847

barclaysprospectus@broadridge.com

An electronic copy of the prospectus supplement and accompanying prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement, which was previously filed by the Partnership with the Securities and Exchange Commission, and a prospectus supplement and accompanying prospectus, which will be filed by the Partnership with the Securities and Exchange Commission.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the offering. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, the availability and cost of drilling and completion equipment, services and labor, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Gloria Chu

Investor Relations

(213) 225-5900 x210

BBEP-IR